January 27, 2000



Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

We were previously principal accountants for AppOnline.com, Inc. and under the date of March 24, 1999, we reported on the financial statements of AppOnline.com, Inc., as of December 31, 1998 and 1997, and for the years ended December 31, 1998 and 1997. On January 27, 2000, our appointment as principal accountants was terminated. We have read AppOnline.com, Inc.'s statements included under Item 4 of its Form 8-K dated January 28, 2000, and we agree with such statements, except that we are not in a position to agree or disagree with AppOnline.com, Inc.'s statements that the change was approved by the Audit Committee of the Board of Directors, and that Citrin Cooperman & Company, LLP was engaged to serve as AppOnline.com, Inc.'s independent accountants.

Very truly yours,


/S/ WERBLIN, CASUCCIO & MOSES, P.C.
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WERBLIN, CASUCCIO & MOSES, P.C.


/S/ JOSEPH J. CASUCCIO, JR.
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JOSEPH J. CASUCCIO, JR.
CERTIFIED PUBLIC ACCOUNTANT